Exhibit 13.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Empresa Brasileira de Telecomunicações S.A. — Embratel (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2004 of the Company as amended by this amendment, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F as amended by this amendment, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2006

/s/ Carlos Henrique Moreira
Name:	Carlos Henrique Moreira
Title:	Chief Executive Officer

Date: March 16, 2006

/s/ Isaac Berensztejn
Name:	Isaac Berensztejn
Title:	Chief Financial Officer